Exhibit 99.1

7/28/08 e-mail to Ed Ditmire, Fox-Pitt Kelton

Dear Ed:

I understand that you would like to organize a lunch with investors and top executives of IBKR.  I have tried to shield our executives from investor relations because I know that to be a large distraction.  I would like to keep top executives focused on developing the Company, and to the extent possible, I would like them to ignore the daily fluctuations of the stock price.

I own approx. 300,000,000 shares and top executives own, about 50,000,000.  It is in our economic interest to focus on the long term and try not to worry about short term fluctuations of earnings or stock price.

I attach the past 28 quarters of pretax earnings to further illustrate the point that our earnings do fluctuate and that they will do so in the future. Nevertheless, you can see the strong upward trend over time.

I think that there are not many companies above 10 bil. market cap with 65% pretax profit margin and a five year average earnings growth rate of 26%, which trade under 13X trailing earnings.

Please feel free to share this email with your customers.

Sincerely,

Thomas Peterffy

cc.	Rich Repetto
Niamh Alexander

* Prior to 2004, historical data does not reflect certain accounting standards that were adopted at later dates.

Quarter Ended	Pretax Income
09/30/01	156.0
12/31/01	42.8
03/31/02	25.9
06/30/02	47.3
09/30/02	134.4
12/31/02	140.8
03/31/03	40.2
06/30/03	161.9
09/30/03	103.7
12/31/03	58.5
03/31/04	138.9
06/30/04	56.6
09/30/04	58.1
12/31/04	36.4
03/31/05	149.5
06/30/05	134.0
09/30/05	123.5
12/31/05	162.3
03/31/06	215.4
06/30/06	164.4
09/30/06	220.1
12/31/06	161.7
03/31/07	190.3
06/30/07	164.5
09/30/07	307.9
12/31/07	268.7
03/31/08	374.0
06/30/08	259.3